FOR IMMEDIATE RELEASE
Contact: Marshall Murphy
(469) 549-3005

NATIONSTAR REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

▪	Core EPS of $0.87; core pretax income of $125 million

▪	GAAP EPS of $0.74; GAAP pretax of income of $106 million

▪	Generated $10 billion of servicing assets in Q2, including originations

▪	Servicing acquisition commitments for over $20 billion in Q3

▪	Completed Real Estate Digital transaction; integration on track

Lewisville, TX (August 6, 2014) - Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, today reported financial results for its second quarter ended June 30, 2014.

“The continued execution of our strategic plan produced growth across all of our segments and key financial metrics,” said Jay Bray, Chief Executive Officer. “Nationstar continues to deliver increasing profits and cash flows quarter over quarter by executing on our strategic initiatives. We are excited about the earnings power of our existing platforms as well as the continued build-out of our comprehensive digital real estate service offerings. Our goal is to be the premier real estate services provider to residential owners, buyers, sellers, agents and investors.”

Nationstar reported quarterly net income of $67 million, or $0.74 per share, for the second quarter, a 174% increase over the $24 million or $0.27 per share in the first quarter 2014. Nationstar generated Core EPS of $0.87 per share compared to $0.61 a share in the previous period, an increase of 43%. Core EPS excludes one-time expenses and MSR fair value adjustments. For the quarter, pretax income was $106 million and core pretax income was $125 million.

Second Quarter Business Highlights
(amounts in millions, unless otherwise noted)
In order to increase transparency and reflect how the operations are currently managed, Nationstar now presents its financials in three operating segments: Servicing, Solutionstar and Originations. Additionally, the Corporate and Other reporting unit includes corporate overhead not directly associated with the operations, the former legacy segment and interest expense associated only with the unsecured senior notes. All prior period amounts reflect the change in the reportable segments.

Servicing Segment

	Q2’14	Q1’14	% Change
Total servicing fee income	$302	276	9%
Pretax income	$67	$50	34%
Core pretax income(1)	$86	$79	9%
Core pretax income margin	28%	29%	(3)%
Core operating profitability (bps)(2)	9.0	8.2	10%
Ending UPB ($B)	$378.4	$384.4	(2)%
Average UPB ($B)	$381.4	$387.6	(2)%
60+ day delinquency rate	11.0%	11.1%	(1)%
Annualized CPR rate	13.5%	11.9%	13%

(1)	Excludes one-time transaction expenses related to the NRZ advance sale and MSR fair value adjustments. See reconciliation tables.

(2)	Excludes Solutionstar and allocations to Corporate and Other under current segmentation.

Servicing core pretax income increased 9% and core pretax income margin remained flat in the second quarter as additional investments were made in workforce management and automation during the quarter, the benefits of which are expected to accrue in the third quarter. The current expectation is for growth in both margin and core pretax income through the second half of the year principally driven by continued operational improvements as well as an increase in acquisitions. From a basis points perspective, the Servicing operations achieved 9 basis points of operating profitability.

Nationstar’s servicing portfolio, as measured by UPB, ended the second quarter nearly unchanged from first quarter levels, due to $10 billion of new servicing assets generated through acquisitions and the originations platform. Since the end of the second quarter, Nationstar already has commitments for over $20 billion in additional servicing acquisitions. Nationstar’s pipeline of acquisition opportunities totals over $300 billion in aggregate UPB.

Nationstar’s 60-plus day delinquency rate decreased slightly from the first quarter. The servicing portfolio CPR increased in the second quarter, reflective of the lower rate environment.

Solutionstar Segment
Solutionstar provides technology and data enhanced solutions to homebuyers, home sellers, real estate agents and companies engaged in the origination and / or servicing of mortgage loans. Solutionstar intends to transform the home buying experience through the utilization of a next generation real estate exchange and the delivery of high quality residential real estate services. Solutionstar principally operates two divisions:

▪
Real Estate Exchange - comprises our HomeSearch.com and Real Estate Digital operational offerings which utilize the power of technology, data analytics and the internet to deliver technologies and services that facilitate the efficient exchange of homes through an internet based real estate marketplace.

▪	Real Estate Services - comprises the Solutionstar and Veripro branded residential services which principally include title, close, escrow, collateral valuation and asset management services.

	Q2’14	Q1’14	% Change
Revenue - Real Estate Exchange	$36	$27	33%
Revenue - Real Estate Services	$47	$38	24%
Pretax income - total	$38	$26	46%
Pretax income margin	46%	40%	15%
Real Estate Exchange - number of properties sold	5,663	4,538	25%

Solutionstar’s revenues increased due to a strong increase in order volume in our Real Estate Services division and the continued success of the HomeSearch.com platform in effectively marketing properties. Solutionstar’s pretax margin increased in the second quarter to 46% from 40% in the first quarter, primarily due to mix of revenues. Solutionstar’s results for all periods are reflected to adjust the referral fees typically earned by servicers.

Solutionstar sold nearly 5,700 properties in Q2’14 and expects more than 20,000 sales over the course of 2014. The number of properties under management continues to increase as a result of the successful closing of the private-label portfolio acquisitions from Bank of America in late 2013. In addition, in the second quarter Solutionstar started selling properties on behalf of third-party clients through HomeSearch.com.

Originations Segment

	Q2’14	Q1’14	% Change
Revenue	$165	$130	27%
Pretax income	$69	$24	188%
Core pretax income(1)	$69	$40	73%
Core pretax income margin	42%	31%	35%
Funded volume - consumer direct ($B)	$2.9	$3.3	(12)%
Funded volume - total ($B)	$4.4	$4.7	(6)%
Application volume ($B)	$5.0	$3.5	43%
Locked pipeline ($B)	$2.6	$2.9	(10)%
Recapture percentage	32%	51%	(37)%
Purchase origination percentage of funded volume	30%	28%	7%

(1)	Excludes one-time expenses related to right sizing the operations in Q1'14. See reconciliation tables.

Total originations revenue and pretax income grew sequentially principally due to an increase in gain on sale. Core pretax income margin increased 35% as a function of Nationstar’s continued focus on the consumer direct channel, which presents a significant opportunity and partially insulates volatility in volume compared to the broader market.

Nationstar's funded volume and recapture rate decreased sequentially as a result of thoughtfully originating higher margin loan products, a decline in HARP originations, and efficiently managing capacity while the operations began the migration from multiple origination platforms to a single integrated platform and process. The majority of volume in the quarter came from the consumer direct channel, which includes recapture and Greenlight. Correspondent volume was flat quarter over quarter and Nationstar continues to view the correspondent channel as a cost-effective way to acquire servicing.

Helping Homeowners
Nationstar remains committed to providing mortgage solutions to our more than 2.2 million homeowners. In the second quarter, we helped nearly 23,000 customers avoid foreclosure, including approximately 15,000 loan modifications which lower customer's payments. This also included providing collateral workouts and other repayment plans to approximately 8,000 homeowners.

We also helped 23,000 homeowners secure mortgages. The total includes approximately 6,000 homeowners whose mortgages were refinanced through the Home Affordable Refinance Program (“HARP”), which allows us to refinance a borrower with a very high loan-to-value ratio or a homeowner with negative equity in their house.

Guidance
Nationstar remains ahead of its 2014 budget and as a result is confirming its 2014 GAAP EPS guidance of $4.00 - $5.00.

Conference Call Webcast and Investor Presentation
Chief Executive Officer, Jay Bray, and Chief Financial Officer, Robert Stiles, will host a conference call for investors and analysts to discuss Nationstar’s second quarter 2014 results and other general business matters at 9:00 a.m. ET on Wednesday, August 6, 2014. To listen to the event live or in an archive which will be available for 14 days, visit Nationstar's website at http://investors.nationstarholdings.com. The conference call will also be accessible by dialing 877-474-9502, or 857-244-7555 internationally. Please use the participant passcode 29117120 to access the live conference call. An investor presentation will also be available at http://investors.nationstarholdings.com.

Non-GAAP Financial Measures
This disclaimer applies to every usage of “Core Earnings per Share” or “Core EPS”, "Core Pretax Income", and “Servicing Core Pretax Income” in this release. Core EPS is a metric that is used by management to normalize earnings for one-time expenses and changes in fair value of the MSR. Core pretax income is a metric that is used by management to exclude certain non-recurring items, and changes in the fair value of the MSR, in an attempt to provide better earnings per share comparison to prior period. Servicing core pretax income is a metric that is used by management to exclude certain non-recurring items in an attempt to provide a better earnings per share comparison to prior periods. Servicing core pretax income excludes one-time expenses related to the advance sale to NRZ and MSR fair value adjustments.

About Nationstar Mortgage Holdings Inc.
Based in Lewisville, Texas, Nationstar earns fees through the delivery of quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. Additional corporate information is available at www.nationstarholdings.com.

Forward Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: estimates of our servicing segment’s growth and profitability; property sales in 2014; estimates of Solutionstar profitability; and estimates of fiscal year 2014 guidance for GAAP EPS. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results performance, or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent annual report and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Nationstar undertakes no obligation to publicly update or revise any forward-looking statements or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars and shares in thousands, except per share data)

	Three Months Ended
	June 30, 2014	March 31, 2014
Revenues
Servicing fee income	$258,099	$240,164
Other fee income	118,718	101,547
Total fee income	376,817	341,711
Gain on mortgage loans held for sale	172,916	127,936
Total revenues	549,733	469,647

Total expenses and impairments	346,711	321,133

Other income (expense)
Interest income	42,941	43,943
Interest expense	(139,422)	(156,600)
Gain (loss) on interest rate swaps and caps	(953)	2,821
Total other income (expense)	(97,434)	(109,836)

Income before taxes	105,588	38,678
Income tax expense	(38,941)	(15,001)
Net income	66,647	23,677

Less: Net gain (loss) attributable to noncontrolling interests	192	(359)
Net income attributable to Nationstar	$66,455	$24,036

Earnings per share:
Basic earnings per share	$0.74	$0.27
Diluted earnings per share	$0.74	$0.27
Weighted average shares:
Basic	89,465	89,342
Dilutive effect of stock awards	729	733
Diluted	90,194	90,075

Dividends declared per share	—	—

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014
Assets
Cash and cash equivalents	$623,927	$404,073
Restricted cash	334,910	471,635
Accounts receivable	2,809,436	4,057,477
Mortgage loans held for sale	2,224,821	1,741,126
Mortgage loans held for investment, subject to nonrecourse debt - Legacy Assets, net	199,125	204,392
Reverse mortgage interests	1,772,386	1,620,879
Mortgage servicing rights	2,691,449	2,590,780
Property and equipment, net	123,720	119,306
Derivative financial instruments	95,328	95,774
Other assets	292,672	327,121
Total assets	$11,167,774	$11,632,563

Liabilities and equity
Notes payable	$4,017,943	$4,591,998
Unsecured senior notes	2,443,962	2,444,020
Payables and accrued liabilities	1,071,626	1,189,430
Derivative financial instruments	33,116	6,377
Mortgage servicing liabilities	80,492	82,210
Nonrecourse debt - Legacy Assets	82,731	86,529
Excess spread financing (at fair value)	1,036,038	978,183
Participating interest financing	1,285,853	1,202,252
Mortgage servicing rights financing liabilities	33,452	39,737
Total liabilities	$10,085,213	$10,620,736

Total equity	1,082,561	1,011,827
Total liabilities and equity	$11,167,774	$11,632,563

SERVICING FEE INCOME BEFORE FAIR VALUE ADJUSTMENTS RECONCILIATION
(dollars in thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014
Servicing fee income	$221,976	$235,198
Loss mitigation and performance-based incentive fees	11,570	13,012
Modification fees	45,157	32,808
Late fees and other ancillary charges	15,919	17,794
Reverse mortgage fees	14,477	13,539
Other servicing fee related revenues	5,456	6,180
Total servicing fee income before MSR fair value adjustments	314,555	318,531

Changes in fair value due to inputs / assumptions:
MSR	6,975	(20,645)
MSR financing liability	31,785	4,407
Excess spread financing	(32,078)	5,103
Net change in fair value due to inputs / assumptions:	6,682	(11,135)

Other changes in fair value (amortization):
MSR	(52,664)	(57,704)
MSR financing liability	6,684	6,381
Excess spread financing	4,942	(1,734)
Net other changes in fair value:	(41,038)	(53,057)

Total servicing fee income	280,199	254,339
Other fee income	21,798	21,811
Total servicing revenues	$301,997	$276,150

CORE EARNINGS PER SHARE RECONCILIATION
(dollars and shares in thousands, except per share data)

	Three Months Ended
	June 30, 2014	March 31, 2014
Net income attributable to Nationstar Inc.	$66,455	$24,036
Net gain (loss) attributable to noncontrolling interests	192	(359)
Net income	66,647	23,677

Income taxes	38,941	15,001
Income before taxes	105,588	38,678

One-time expenses	25,730	39,252
MSR mark	(6,682)	11,135
Core pretax income	124,636	89,065

Income taxes (using Q2’14, Q1’14 tax rate)	(45,966)	(34,543)
Core income	78,670	54,522

Average share count	90,194	90,075

Core EPS	$0.87	$0.61

SERVICING: CORE PRETAX INCOME RECONCILIATION
(dollars in thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014
Pretax income	$67,126	$49,543
One-time expenses	25,730	17,900
Ramp expense	—	—

Changes in fair value due to inputs or assumptions
MSR	(6,975)	20,645
MSR financing liability	(31,785)	(4,407)
Excess spread	32,078	(5,103)
Net change in fair value due to inputs or assumptions	(6,682)	11,135

Servicing core pretax income	$86,174	$78,578

ORIGINATIONS: CORE PRETAX INCOME RECONCILIATION
(dollars in thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014
Pretax income	$68,634	$24,182
One-time expenses	—	15,852

Originations core pretax income	$68,634	$40,034

Q2'14 SEGMENTATION RECONCILIATION

Previous Q2'14 Disclosure
	Servicing	Solutionstar (1)	Originations	Operating	Legacy	Total
Operating Expenses	$(237)	$—	$(97)	$(334)	$(12)	$(347)
Core Pretax Income	85	—	54	139	(14)	125

Current Q2'14 Disclosure
	Servicing	Solutionstar	Originations	Operating	Corporate / Other	Total
Operating Expenses	$(186)	$(46)	$(97)	$(328)	$(18)	$(347)
Core Pretax Income	86	38	69	193	(68)	125

Q1'14 SEGMENTATION RECONCILIATION

Previous Q1'14 Disclosure
	Servicing	Solutionstar (1)	Originations	Operating	Legacy	Total
Operating Expenses	$(206)	$—	$(108)	$(314)	$(7)	$(321)
Core Pretax Income	69	—	23	92	(3)	89

Current Q1'14 Disclosure
	Servicing	Solutionstar	Originations	Operating	Corporate / Other	Total
Operating Expenses	$(165)	$(39)	$(105)	$(310)	$(12)	$(321)
Core Pretax Income	79	26	40	145	(55)	89

(1) Solutionstar was included in servicing under previous segmentation disclosures.

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the quarter ended June 30, 2014
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

Revenues
Servicing fee income	$280,199	$212	$5	$280,416	$275	$(22,592)	$258,099
Other fee income	21,798	13,689	83,359	118,846	(128)	—	118,718
Total fee income	301,997	13,901	83,364	399,262	147	(22,592)	376,817
Gain on mortgage loans held for sale	(130)	151,201	—	151,071	(379)	22,224	172,916
Total revenues	301,867	165,102	83,364	550,333	(232)	(368)	549,733

Total expenses and impairments	185,690	97,084	45,510	328,284	18,427	—	346,711

Other income (expense)
Interest income	22,158	17,327	—	39,485	3,088	368	42,941
Interest expense	(70,014)	(16,711)	(90)	(86,815)	(52,607)	—	(139,422)
Loss on interest rate swaps and caps	(1,195)	—	—	(1,195)	242	—	(953)
Total other income (expense)	(49,051)	616	(90)	(48,525)	(49,277)	368	(97,434)

Pretax income (loss)	67,126	68,634	37,764	173,524	(67,936)	—	105,588
One time expenses	25,730	—	—	25,730	—	—	25,730
MSR Mark	(6,682)	—	—	(6,682)	—	—	(6,682)
Core pretax income	$86,174	$68,634	$37,764	$192,572	$(67,936)	$—	$124,636

Earnings per share							$0.74
Core earnings per share							$0.87

SEGMENT INCOME STATEMENT
(dollars in thousands)

	For the quarter ended March 31, 2014
	Servicing	Originations	Solutionstar	Operating	Corporate and Other	Elim.	Total

Revenues
Servicing fee income	$254,339	$—	$8	254,347	$298	$(14,481)	$240,164
Other fee income	21,811	14,048	64,991	100,850	697	—	101,547
Total fee income	276,150	14,048	64,999	355,197	995	(14,481)	341,711
Gain on mortgage loans held for sale	(1,695)	116,200	—	114,505	(672)	14,103	127,936
Total revenues	274,455	130,248	64,999	469,702	323	(378)	469,647

Total expenses and impairments	165,333	105,050	39,209	309,592	11,541	—	321,133

Other income (expense)
Interest income	18,664	21,521	—	40,185	3,380	378	43,943
Interest expense	(80,799)	(22,537)	(54)	(103,390)	(53,210)	—	(156,600)
Loss on interest rate swaps and caps	2,556	—	—	2,556	265	—	2,821
Total other income (expense)	(59,579)	(1,016)	(54)	(60,649)	(49,565)	378	(109,836)

Pretax income (loss)	49,543	24,182	25,736	99,461	(60,783)	—	38,678
One time expenses	17,900	15,852	—	33,752	5,500	—	39,252
MSR Mark	11,135	—	—	11,135	—	—	11,135
Core pretax income	$78,578	$40,034	$25,736	$144,348	$(55,283)	$—	$89,065

Earnings per share							$0.27
Core earnings per share							$0.61